UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 26, 2014

First United Corporation

(Exact name of registrant as specified in its charter)

Maryland	0-14237	52-1380770
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

19 South Second Street, Oakland, Maryland 21550

(Address of principal executive offices) (Zip Code)

(301) 334-9471

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01. Other Events.

First United Corporation (the “Corporation”) announces that it has received approval from the Board of Governors of the Federal Reserve System (the “FRB”) to terminate the interest deferral periods with respect to (i) an aggregate of $30.9 million of the Corporation’s junior subordinated debentures (the “TPS Debentures”) issued to its statutory trust subsidiaries, First United Statutory Trust I (“Trust I”) and First United Statutory Trust II (“Trust II”), and (ii) an aggregate of $10.8 million of TPS Debentures issued to First United Statutory Trust III (“Trust III” and, together with Trust I and Trust II, the “Trusts”), which is also a statutory trust subsidiary. The deferral termination will be effective for the quarterly interest payments due to Trust I and Trust II on March 17, 2014 and the quarterly interest payment due to Trust III on March 15, 2014.

At the request of the FRB in December 2010, the Corporation elected to defer quarterly interest payments under the TPS Debentures beginning with the payments due in March 2011. The TPS Debentures were issued in connection with sales by the Trusts of “trust preferred securities” to third-party investors, the terms of which call for corresponding payments of dividends by the Trusts at the time the Corporation makes quarterly interest payments under the related TPS Debentures. Pursuant to the instruments that govern the trust preferred securities, the Trusts were required to defer the payment of quarterly dividends to the holders of those securities at the time the Corporation elected to defer quarterly interest payments. During the deferral periods, quarterly interest continued to accrue under the TPS Debentures and quarterly dividends continued to accrue under the related trust preferred securities. The Indentures that govern the TPS Debentures require the Corporation, at the time it resumes the payment of quarterly interest, to pay all interest that has accrued under the TPS Debentures during the deferral periods. The Corporation’s termination of the interest deferral periods will require the Trusts to likewise terminate their dividend deferral periods, and the terms of the trust preferred securities similarly require the Trusts to pay all dividends that have accrued during the dividend deferral periods at the time they resume the payment of regularly-scheduled quarterly dividends.

Thus, at the time it makes the next regularly-scheduled quarterly interest payments in March 2014 of approximately $77,166 to Trust I, approximately $154,325 to Trust II, and approximately $266,650 to Trust III, the Corporation will also be obligated to pay approximately $1.024 million in deferred interest to Trust I, approximately $2.048 million in deferred interest to Trust II, and approximately $3.763 million in deferred interest to Trust III.

Although the Corporation intends to also make the regularly-scheduled quarterly interest payments under its TPS Debentures due in June 2014, September 2014 and December 2014, no assurance can be given that it will do so. The FRB’s approval was limited to the interest payments due in March 2014 and requires the Corporation to seek the FRB’s prior approval before making any future quarterly interest payment under the TPS Debentures. In considering the Corporation’s application, the FRB will consider, among other things, the Corporation’s financial condition and its quarterly results of operations. The Corporation cannot guaranty that the FRB will approve any future application. Also, it should be noted that the Corporation’s ability to make future quarterly interest payments under the TPS Debentures will depend in large part on its receipt of dividends from its bank subsidiary, First United Bank & Trust (the “Bank”), which may be made only with the prior approval of the Federal Deposit Insurance Corporation (the “FDIC”) and the Maryland Department of Labor, Licensing & Regulation – Office of the Commissioner of Financial Regulation (the “Maryland Commissioner”). The FDIC and the Maryland Commissioner approved the Bank’s payment of dividends to the Corporation in an aggregate amount necessary for the Corporation to make quarterly interest payments under the TPS Debentures during the remainder of 2014, but such approval may be revoked at any time based on a determination by the FDIC and the Maryland Commissioner that the Bank’s financial condition and/or results of operations do not support the payment of a dividend. Because of this condition, no assurance can be given that the FDIC and/or the Maryland Commissioner will not revoke their approval with respect to future dividends. If the FRB were to deny a future application by the Corporation to make a quarterly interest payment under its TPS Debentures, and/or if the FDIC or the Maryland Commissioner were to subsequently prohibit the Bank from paying dividends to the Corporation, then the Corporation would have to again elect to defer quarterly interest payments under its TPS Debentures until such time as it and the Bank obtained the regulatory approvals necessary to terminate those deferral periods. Pursuant to the Indentures, the Corporation can elect to defer payments of interest for up to 20 consecutive quarterly periods, provided that there is no event of default (as defined in the Indentures) existing at the time of election. An election to defer interest payments is not considered a default under the Indentures.

This Item 8.01 contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Readers of this report should be aware of the speculative nature of forward-looking statements. Statements that are not historical in nature, including those that include the words “anticipate”, “estimate”, “plan”, “project”, “continuing”, “ongoing”, “target”, “aim”, “expect”, “believe”, “intend”, “may”, “will”, “should”, “could”, or the negative of those words and other comparable words, and any financial projections used in connection with any discussion of future plans, strategies, objectives, actions, or events, identify forward-looking statements. These statements include, among others, those concerning assumptions, expectations, predictions, intentions and/ or beliefs about future events, such as the Corporation’s payment of quarterly interest under its TPS Debentures in future periods. These statements are based on the management’s current beliefs and assumptions, as well as information currently available to the management, and reflect management’s current views concerning future events. As such, they are subject to risks and uncertainties that could cause actual results or events to differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, among many others: the risk that the FRB will deny an application by the Corporation to make a future quarterly interest payment under its TPS Indentures; the risk that the FDIC and/or the Maryland Commissioner will revoke their approval of the Bank’s payment of dividends to the Corporation; the risk that any projections, including earnings, revenues, expenses, synergies, margins or any other financial items that form the basis for management’s plans and assumptions will not be realized; the risks associated with the Corporation’s obligations to comply with applicable laws, government regulations and rules and standards of The NASDAQ Stock Market; and general economic conditions. These and other risks are discussed in detail in the periodic reports that the Corporation files with the Securities and Exchange Commission (the “SEC”), and readers of this report are urged to review those periodic reports and the Corporation’s other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov, before making an investment decision. The Corporation assumes no obligation to update its forward-looking statements except as required by law.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST UNITED CORPORATION

Dated: February 26, 2014	By:	/s/ Carissa L. Rodeheaver
Carissa L. Rodeheaver
President and Chief Financial Officer

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